Exhibit 4

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Class A Common Stock of Tropicana Las Vegas Hotel and Casino, Inc., dated as of February 14, 2014, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Bank of America Corporation
By:	/s/ Michael Didovic
Name:	Michael Didovic*
Title:	Attorney-in-fact

*Signed pursuant to a limited power of attorney, dated January 6, 2011, included as Exhibit 99.2 to the Schedule 13D amendment filed by Bank of America Corporation on January 25, 2012, and incorporated herein by reference.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Sun Kyung Bae
Name:	Sun Kyung Bae *
Title:	Attorney-in-fact

*Signed pursuant to a power of attorney, dated May 10, 2011, included as Exhibit 99.2 to the Schedule 13D amendment filed by Bank of America Corporation on January 7, 2014, and incorporated herein by reference.

February 14, 2014